Confidential

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                                State of Delaware
                        Office of the Secretary of State

                            -------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "RBC NICE BEARINGS, INC.", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF JANUARY, A.D. 1997, AT 9 O'CLOCK A.M.

      A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.





                                        /s/ Edward J. Freel
                   [SEAL]               -----------------------------------
                                        Edward J. Freel, Secretary of State

                                        AUTHENTICATION: 8304388

                                        DATE: 01-28-97

                                            STATE OF DELAWARE
                                            SECRETARY OF STATE
                                         DIVISION OF CORPORATIONS
                                        FILED 09:00 AM 01/28/1997
                                           971027911 - 2711257




                          CERTIFICATE OF INCORPORATION

                                       OF

                             RBC NICE BEARINGS, INC.

                                    ARTICLE I

                               NAME OF CORPORATION

                        The name of this corporation is:

                             RBC Nice Bearings, Inc.


                                   ARTICLE II

                                REGISTERED OFFICE

      The address of the registered office of the corporation in the State of Delaware is 9 East Loockerman Street, in the City of Dover 19901, County of Kent, and the name of its registered agent at that address is National Registered Agents, Inc.

                                   ARTICLE III

                                     PURPOSE

      The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

                            AUTHORIZED CAPITAL STOCK

      The corporation shall be authorized to issue one class of stock to be designated Common Stock; the total number of shares which the corporation shall have authority to issue is one thousand (1,000), and each such share shall have a par value of one cent ($0.01).

                                    ARTICLE V

                                  INCORPORATOR

      The name and mailing address of the incorporator of the corporation is:

         Jeanne Carnahan
         c/o National Corporate Research, LTD.
         9 East Loockerman Street
         Dover, Delaware  19901

                                   ARTICLE VI

                          BOARD POWER REGARDING BYLAWS

      In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the corporation.

                                   ARTICLE VII

                              ELECTION OF DIRECTORS

      Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

                                  ARTICLE VIII

                        LIMITATION OF DIRECTOR LIABILITY

      To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the Delaware General Corporation Law is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time. No repeal or modification of this Article VIII by the stockholders shall adversely affect any right or protection of a director of the corporation existing by virtue of this
Article VIII at the time of such repeal or modification.

                                   ARTICLE IX

                                 CORPORATE POWER

      The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                    ARTICLE X

                       CREDITOR COMPROMISE OR ARRANGEMENT

      Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholder or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

      THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of the Delaware General Corporation Law, does make and file this Certificate.

Date: January 28, 1997



                                        /s/ Jeanne Carnahan
                                        -----------------------------
                                        Jeanne Carnahan, Incorporator